SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PNC FUNDS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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A Special Message to Shareholders of the PNC Growth & Income Fund, the PNC Equity Growth Fund and the PNC Equity Income Fund

Pending shareholder approval, the PNC Growth & Income Fund, the PNC Equity Growth Fund and the PNC Equity Income Fund will reorganize into three BlackRock funds on or about November 15, 2008. To help you understand the changes associated with these transactions (each a “Reorganization”), we’ve created this document to answer questions about the Reorganization and BlackRock fund privileges, policies, procedures and services. For more detailed information about the investment objectives, policies, risks, fees and expenses of your PNC fund and the corresponding BlackRock fund, it is important to carefully consult the Combined Prospectus/Proxy Statement that was mailed to you in September. If you would like to review a copy of a BlackRock fund’s prospectus, please visit www.blackrock.com/funds, call BlackRock at 1-800-441-7762 or speak with your Financial Advisor.

General Questions

Q:	Into which BlackRock fund will my PNC fund reorganize?

A:	The table below lists each fund’s name, its respective share classes, and its correlating fund numbers:

PNC FUND (REORGANIZED FROM)					BLACKROCK FUND (REORGANIZED TO)
Fund #	Class	Fund Name	CUSIP	Ticker	Fund #	Class	Fund Name	CUSIP	Ticker
0431	A	PNC Growth & Income	69350U203	PGIAX	243	A	BlackRock Large Cap Core	09250J106	MDLRX
0433	C	PNC Growth & Income	69350U302	PVCEX	243	A	BlackRock Large Cap Core	09250J106	MDLRX
0415	Inst.	PNC Growth & Income	69350U104	PVAEX	403	Inst.	BlackRock Large Cap Core	09250J502	MALRX
0670	A	PNC Equity Growth	69350U807	PEWAX	168	A	BlackRock Capital Appreciation	091937615	SRLAX
0672	C	PNC Equity Growth	69350U880	PEWCX	168	A	BlackRock Capital Appreciation	091937615	SRLAX
0662	Inst.	PNC Equity Growth	69350U708	PEQGX	369	Inst.	BlackRock Capital Appreciation	091937623	SRLSX
0667	A	PNC Equity Income	69350U500	PEQAX	195	A	BlackRock Equity Dividend	09251M108	MDDVX
0669	C	PNC Equity Income	69350U609	PEYCX	197	C	BlackRock Equity Dividend	09251M306	MCDVX
0661	Inst.	PNC Equity Income	69350U401	PEYIX	383	Inst.	BlackRock Equity Dividend	09251M504	MADVX

Q:	Will I receive a confirmation of the Reorganization that I can keep for my records?

A:	A confirmation statement from BlackRock will be sent to you, showing the ending balance in your account as of Friday, November 14, 2008. You should receive the confirmation statement within three to five days after the Reorganization.

Q:	Will I own the same number of shares of the BlackRock fund as I currently own in my PNC fund?

A:	No, you will receive shares of the BlackRock fund with the same aggregate net asset value as the shares of the PNC fund you own prior to the Reorganization.

However, the number of shares you receive will depend on the relative net asset value of the shares of the PNC fund and the BlackRock fund as of the close of trading on the New York Stock Exchange on the business day before the closing of the Reorganization (“Valuation Time”). For example, if as of the Valuation Time the net asset value of the BlackRock fund share class you will receive is lower than the net asset value of the PNC fund share class you own, you will receive a greater number of shares of the BlackRock fund. Alternatively, if the net asset value of the BlackRock fund share class is higher than it was for the PNC fund share class, you will receive a lower number of shares.

A Special Message to Shareholders of the PNC Growth & Income Fund, the PNC Equity Growth Fund and the PNC Equity Income Fund

Q:	Will I receive the same share class of the BlackRock fund that I currently own in the PNC fund?

A:	Shareholders of the PNC Growth & Income Fund Class C and PNC Equity Growth Fund Class C will receive Investor A Shares of the BlackRock Large Cap Core Fund and the BlackRock Capital Appreciation Fund, respectively. Otherwise, shareholders will receive the same share class they currently hold. Please review the Combined Prospectus/Proxy Statement that was mailed to you in September for additional information.

Class C shareholders of the PNC Growth & Income Fund and PNC Equity Growth Fund who are currently enrolled in an automatic investment plan, or that submit a purchase order for additional shares of a BlackRock fund after the Reorganization without making a specific class designation in their purchase order, will receive Investor A shares of the BlackRock fund and will be subject to the 5.25% Investor A sales charges on such future purchases. Please consult your Financial Advisor or call BlackRock.

Q:	Will there be a final distribution for my PNC fund?

A:	Yes. Your PNC fund will have a final distribution, if necessary, payable on November 12, 2008 (record date: November 10, 2008, ex-date: November 11, 2008).

Q:	Will there be any changes to sales loads, commissions or other similar fees in connection with the Reorganization?

A:	While a sales charge will not be imposed in connection with the Reorganization, applicable sales charges will be imposed on future purchases of BlackRock funds, unless the shareholder is eligible for a reduction or waiver.
For additional information, please refer to the Combined Prospectus/Proxy Statement that was mailed to you in September.

Q:	Will the reorganization of these funds have any tax implications?

A:	The Reorganization is expected to qualify as a tax-free “reorganization”, however a portion of the portfolio assets of the PNC fund may be sold in connection with the Reorganization, which could result in additional tax liability.
For additional information, please refer to the Combined Prospectus/Proxy Statement that was mailed to you in September.

Q:	Will my account and fund number(s) change when I transition to the BlackRock fund?

A:	Your account number will not change, however your fund number(s) will change. Please refer to the above chart for the BlackRock fund numbers.

Q:	Will the fund symbols change?

A:	Yes, please refer to the above chart for the BlackRock fund symbols.

Q:	How long will BlackRock Funds honor checks sent to me on behalf of these PNC funds?

A:	BlackRock will honor checks sent on behalf of former PNC fund shareholders for 90 days after the date of the Reorganization. In order to receive a replacement check after this date, you will need to contact BlackRock Investor Services at 800-441-7762. We recommend you promptly deposit or cash any checks you receive from these PNC funds.

Q:	Will I have access to my account information and other online services after integration with BlackRock Funds?

A:	Effective November 17, 2008, you will have online access to fund information, tax information, statements and forms, and you will be able to purchase, exchange and redeem shares online. BlackRock Funds will mail you a brochure that provides more information on BlackRock’s online services. You will need to establish a user ID and password using your new BlackRock Funds account number in order to access these services. Go to www.blackrock.com/funds to access the area labeled “account access log-in” and follow the instructions for creating your new user ID and password.

A Special Message to Shareholders of the PNC Growth & Income Fund, the PNC Equity Growth Fund and the PNC Equity Income Fund

Service Enhancements

BlackRock Funds offers many service enhancements. Below are questions and answers that highlight some of the features available to you beginning November 17, 2008:

Q:	What are some of the enhanced privileges offered by BlackRock?

A:	One of these privileges is the Systematic Exchange Privilege, which will allow you to exchange money systematically from one BlackRock fund into a maximum of four other BlackRock funds. Another is the Dividend Allocation Plan (DAP), which will enable you to invest distributions automatically from one BlackRock fund into another BlackRock fund without incurring any fees or sales charges. Furthermore, the EZ-Trader privilege will allow you to purchase or sell fund shares by telephone, online or through our voice response unit (VRU) via the Automated Clearing House (ACH) system without charge from the fund. In addition to these new privileges, BlackRock offers “any day” AIPs (automatic investment plans) and SWPs (systematic withdrawal plans).

Q:	Does BlackRock allow telephone redemptions and exchanges?

A:	Your account will be coded automatically with the Telephone Redemption and the Telephone Exchange privileges, unless you disable these privileges by contacting BlackRock Investor Services by telephone on or after November 17, 2008, at 800-441-7762. With the Telephone Exchange privileges, you have the right to exchange shares of one fund for the same share class of another open-end fund to meet your changing financial needs. With Telephone Redemption, you may redeem your shares via the telephone, as long as the request follows the rules set forth in the fund’s prospectus. It is understood that neither PNC Global Investment Servicing nor BlackRock Funds will be liable for any loss, liability, cost or expense for acting upon telephone requests reasonably believed to be genuine.

Q:	Will BlackRock supply me with my tax forms for 2008?

A:	BlackRock will supply the tax forms showing any transactions from the reorganization date through December 31, 2008. PNC will supply the tax forms showing any transactions from January 1, 2008 up to the reorganization date.

Q:	Does BlackRock impose any account fees and/or service charges?

A:	The following table lists the most common account fees and service charges for BlackRock funds:

Type of Charge	Amount

Redemption by federal funds wire	$7.50 charge (per fund)

Redemption by overnight mail	$15

IRA annual account maintenance fee	$15 per Social Security number

Check Writing insufficient funds charge	$15 per returned check

Returned purchase check charge	$20 per returned check

Q:	When will I receive my first BlackRock Funds quarterly statement and will the format change?

A:	Your first statement from BlackRock Funds will be your fourth quarter, consolidated statement ending December 31, 2008, which will provide your year-to-date transaction activity. This award-winning quarterly statement provides comprehensive account information in a user-friendly format. In addition, statements will be consolidated by Social Security number or tax ID number and ZIP code or by global account (if applicable). If you do not wish to have your statements consolidated in this manner, please contact BlackRock Investor Services on or after November 17, 2008.

A Special Message to Shareholders of the PNC Growth & Income Fund, the PNC Equity Growth Fund and the PNC Equity Income Fund

Q:	Can I receive my quarterly statements and other reports electronically?

A:	BlackRock Funds offers electronic delivery of quarterly statements, annual and semi-annual shareholder reports and prospectuses. This option enables you to review and print these documents through BlackRock’s website. To sign up for electronic delivery, go to www.blackrock.com/edelivery. You must agree to the terms and conditions of electronic delivery. Once you have elected to receive electronic delivery, you will then receive an e-mail notification providing you with a link to review or download these documents as they become available. Note that electronic statements are stored within a secure password-protected environment, so you can be sure your account information remains confidential.

Q:	Does BlackRock offer any speech-recognition services?

A:	Effective November 17, 2008, you can contact BlackRock Investor Services at 800-441-7762 to access BlackRock’s automated voice response unit (VRU). BlackRock’s automated VRU offers touch-tone and speech-recognition features. Prior to the conversion, BlackRock Funds will mail you a brochure that provides information on our voice- activated services. Please note, the first time you call the VRU for account-specific information, you will be prompted to establish a new personal identification number (PIN) using a touchtone keypad. You will need your Social Security number and your new BlackRock fund and account number to get started.

Once my account is established at BlackRock, how do I contact them?

By telephone:	Shareholder Services – 800-441-7762	Hearing Impaired (TTY) – 800-688-4889

By mail:	Regular mail:	BlackRock Funds, P.O. Box 9819, Providence, RI 02940

	Overnight mail:	BlackRock Funds, 101 Sabin Street, Pawtucket, RI 02860

By Website:	www.blackrock.com/funds - click “Contact Us” for e-mail

Have more questions? Please call your Financial Advisor or BlackRock. BlackRock’s Shareholder Services Representatives are available Monday through Friday between the hours of 8:00 AM and 6:00 PM Eastern Standard Time.